EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-effective Amendment No. 1 to the Registration Statement of Global ePoint, Inc. (the “Company”) on Form S-3 of our report dated March 11, 2003 on our audit of the consolidated financial statements of the Company as of December 31, 2002, and for the year then ended, which report is included in the Company’s Annual Report on Form 10-KSB/A for the year ended December 31, 2003. We also consent to the use of our name as it appears under the caption “Experts.”

We also consent to the incorporation by reference in this Pre-effective Amendment No. 1 to the Registration Statement of the Company on Form S-3 of our report dated June 18, 2004 on our audit of the financial statements of Airworks Electronic and Installation Division (A Business Unit of Greenick, Inc.) as of December 31, 2003 and 2002, and for the years then ended, which report is included in the Company’s Current Report on Form 8-K/A filed on July 12, 2004.

/s/ MOORE STEPHENS WURTH FRAZER AND TORBET, LLP

City of Industry, California

February 7, 2005